Securities And Exchange Commission
                             Washington, D.C. 20549


                                    Form 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934

                         Date of Report: August 27, 2003

         Golden Hand Resources Inc. (Formerly Wizbang Technologies Inc.)
             (Exact name of registrant as specified in its charter)

     Washington                              333-61610             91206105
     (State  or  other jurisdiction of    (Commission file      (I.R.S. Employer
     incorporation  or  organization)          number)      Identification  No.)

                        Suite 679, 185 - 911 Yates Street
                   Victoria, British Columbia V8V 4Y9, CANADA
                                 (250) 519-0553
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)





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                                Table Of Contents



Item  5.  Other  Events                         1

Signatures                                      2

Except for the historical information presented in this document, the matters discussed in this Form 8-K, and specifically in the section entitled "Item 5. Acquisition or Disposition of Assets" or otherwise incorporated by reference into this document contain "forward-looking statements" (as such term is defined in the Private Securities Litigation Reform Act of 1995). These statements can be identified by the use of forward-looking terminology such as "believes," "plans," "expects," "may," "will," "should," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. The safe harbor provisions of
Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, apply to forward-looking statements made by us. These forward-looking statements involve risks and uncertainties, including those statements incorporated by reference into this Form 8-K. The actual results that we achieve may differ materially from any forward-looking projections due to such risks and uncertainties. These forward-looking statements are based on current expectations, and we assume no obligation to update this information. Readers are urged to carefully review and consider the various disclosures made by us in this Current Report on Form 8-K and in our other reports filed with the Securities and Exchange Commission that attempt to advise interested parties of the risks and factors that may affect our business.

ITEM  5.  OTHER  EVENTS

On August 19, 2003 Wizbang Technologies Inc. changed its name to Golden Hand Resources Inc. Golden Hand Resources Inc. intends to pursue the exploration of the mineral claim, situated in the Stewart Area, Skeena Mining Division in the Province of British Columbia, Canada, which it optioned to purchase on July 31, 2003 and will continue to operate its data recorder sales business through a separate division.

Signatures

Pursuant to the requirements of the Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Golden  Hand  Resources  Inc.  (Formerly  Wizbang  Technologies  Inc.)

     Date:  08/27/03

/s/  Mike  Frankenberger
------------------------
Mike  Frankenberger,  President  &  Director

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